                                                                   EXHIBIT 10.63

                                                                  EXECUTION COPY

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                         MASTER LOAN PURCHASE AGREEMENT

                           Dated as of August 29, 2002

                                 by and between

                    FAIRFIELD ACCEPTANCE CORPORATION-NEVADA,
                                    as Seller

                                       and

                            FAIRFIELD RESORTS, INC.,
                                as Co-Originator

                                       and

                          FAIRFIELD MYRTLE BEACH, INC.,
                                as Co-Originator

                                       and

                   SEA GARDENS BEACH AND TENNIS RESORT, INC.,
                          VACATION BREAK RESORTS, INC.,
                  VACATION BREAK RESORTS AT STAR ISLAND, INC.,
                               PALM VACATION GROUP
                                       and
                           OCEAN RANCH VACATION GROUP,
                             each as a VB Subsidiary

                                       and

                               PALM VACATION GROUP
                                       and
                           OCEAN RANCH VACATION GROUP,
                            each as a VB Partnership

                                       and

                           SIERRA DEPOSIT COMPANY, LLC
                                  as Purchaser

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                                TABLE OF CONTENTS

                                                                                                          PAGE
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
RECITALS.....................................................................................................1

Section 1.    Definitions....................................................................................2

Section 2.    Purchase and Sale of Loans....................................................................17

Section 3.    Pool Purchase Price...........................................................................17

Section 4.    Payment of Purchase Price.....................................................................17

              (a)    Closing Dates..........................................................................17

              (b)    Manner of Payment of Additional Pool Purchase Price....................................17

              (c)    Scheduled Payments Under Loans and Cut-Off Date........................................18

Section 5.    Conditions Precedent to Sale of Loans.........................................................18

Section 6.    Representations and Warranties of the Seller, FRI, FMB and the VB Subsidiaries................18

              (a)      General Representations and Warranties of the Seller, FRI, FMB and the VB
                       Subsidiaries.........................................................................18

              (b)      Representations and Warranties Regarding the Loans...................................23

              (c)      Representations and Warranties Regarding the Loan Files..............................28

              (d)      Survival of Representations and Warranties...........................................29

              (e)      Indemnification of the Company.......................................................29

Section 7.    Repurchases or Substitution of Loans for Breach of Representations and Warranties.............29

Section 8.    Covenants of the Seller and FRI...............................................................29

              (a)    Affirmative Covenants of the Seller and FRI............................................29

              (b)    Negative Covenants of the Seller and FRI...............................................33

Section 9.    Representations and Warranties of the Company.................................................35

Section 10.   Covenants of the Company......................................................................36

Section 11.   Miscellaneous.................................................................................37

              (a)    Amendment..............................................................................37

              (b)    Assignment.............................................................................37

              (c)    Counterparts...........................................................................38

              (d)    Termination............................................................................38

              (e)    Governing Law..........................................................................38

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                          PAGE
                                                                                                          ----
              (f)    Notices................................................................................38

              (g)    Severability of Provisions.............................................................38

              (h)    Successors and Assigns.................................................................38

              (i)    Costs, Expenses and Taxes..............................................................39

              (j)    No Bankruptcy Petition.................................................................39

              (k)    Treatment of Timeshare Upgrades........................................................39

                                       ii
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                                    SCHEDULES

Schedule 1 - Loan Schedule

Schedule 2 - Resorts

Schedule 3 - Environmental Issues

Schedule 4 - Lockbox Accounts

Schedule 5 - Litigation

                                    EXHIBITS

Exhibit A    Forms of Custodial Agreements

Exhibit B    Form of Assignment of Additional Loans

Exhibit C    Credit Standards and Collection Policies of Fairfield Acceptance
             Corporation - Nevada and Fairfield Resorts, Inc.

Exhibit D    Forms of Loans

Exhibit E    Forms of Lockbox Agreements

                                       iii
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                         MASTER LOAN PURCHASE AGREEMENT

     THIS MASTER LOAN PURCHASE AGREEMENT (this "AGREEMENT"), dated as of
August 29, 2002, is made by and between FAIRFIELD ACCEPTANCE CORPORATION-NEVADA, a Delaware corporation, as seller (the "SELLER"), FAIRFIELD RESORTS, INC., a Delaware corporation and the parent corporation of the Seller, as co-originator ("FRI"), FAIRFIELD MYRTLE BEACH, INC., a Delaware corporation and a wholly-owned subsidiary of FRI, as co-originator ("FMB"), SEA GARDENS BEACH AND TENNIS RESORT, INC., a Florida corporation ("SEA GARDENS"), VACATION BREAK RESORTS, INC., a Florida corporation ("VBR"), VACATION BREAK RESORTS AT STAR ISLAND, INC., a Florida corporation ("VBRS") (each of Sea Gardens, VBR and VBRS being wholly-owned subsidiaries of Vacation Break, USA, Inc., a wholly-owned subsidiary of FRI), PALM VACATION GROUP, a Florida general partnership ("PVG"), OCEAN RANCH VACATION GROUP, a Florida general partnership ("ORVG") (each of Sea Gardens, VBR, VBRS, PVG and ORVG are hereinafter collectively referred to as the "VB SUBSIDIARIES" and PVG and ORVG are hereinafter collectively referred to as the "VB PARTNERSHIPS") and SIERRA DEPOSIT COMPANY, LLC, a Delaware limited liability company, as purchaser (hereinafter referred to as the "PURCHASER" or the "COMPANY").

                                    RECITALS

     WHEREAS, FRI, FMB and the VB Subsidiaries have originated certain Loans in connection with the sale to Obligors of Timeshare Properties at various Resorts;

     WHEREAS, in the ordinary course of their businesses, FRI purchases or will purchase directly or indirectly from FMB and the VB Subsidiaries, and the Seller purchases or will purchase from FRI, certain Loans and related property (including an interest in the Timeshare Properties underlying such Loans);

     WHEREAS, each of FRI, FMB, the VB Subsidiaries, the Seller and the Company wishes to enter into this Agreement and the related Master Loan Purchase Agreement Supplement for each Series of Notes (each, a "PA SUPPLEMENT") in order to, among other things, effect the sale to the Company on the related Closing Date of Initial Loans and related Transferred Assets that FAC owns as of the close of business on the related Cut-Off Date, and the sale to the Company of Additional Loans (including Additional Upgrade Balances) and related Transferred Assets that FAC will own from time to time thereafter as of the close of business on the related Addition Cut-Off Dates; and

     WHEREAS, the Company intends to transfer and assign the Loans and related Transferred Assets to the Issuer, which will then grant security interests in the Loans and related Transferred Assets to Wachovia Bank, National Association, as Collateral Agent on behalf of the Trustee and the holders of Notes issued from time to time pursuant to a Master Indenture and Servicing Agreement of even date herewith (the "INDENTURE AND SERVICING AGREEMENT"), together with any Indenture Supplements thereto, each by and between Sierra Receivables Funding Company, LLC as Issuer, FAC as Master Servicer, the Trustee and the Collateral Agent.

     NOW, THEREFORE, in consideration of the purchase price set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1.   DEFINITIONS.

     Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "ADDITION CUT-OFF DATE" shall mean, for Additional Loans of any Series, the date set forth in the related Assignment.

     "ADDITION DATE" shall mean, with respect to any Series, the Addition Date as defined in the related PA Supplement.

     "ADDITIONAL LOAN" shall mean, with respect to any Series, each installment contract or contract for deed or contract or note secured by a mortgage, deed of trust, vendor's lien or retention of title, in each case relating to the sale of one or more Timeshare Properties or Green Timeshare Properties to an Obligor and each Additional Upgrade Balance, in each case constituting one of the Loans of such Series purchased from the Seller on an Addition Cut-Off Date and listed on
Schedule 1 to the related Assignment.

     "ADDITIONAL POOL PURCHASE PRICE" shall have the meaning set forth in
Section 3.

     "ADDITIONAL UPGRADE BALANCE" shall mean, with respect to any Loan, any future borrowing made by the related Obligor pursuant to a modification of the Loan relating to a Timeshare Upgrade after the Cut-Off Date or the Addition Cut-Off Date, as applicable, with respect to such Loan, together with all money due or to become due in respect of such borrowing.

     "AFFILIATE" of any Person shall mean any other Person controlling or controlled by or under common control with such Person, and "control" shall mean the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "AGREEMENT" shall mean this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "AMORTIZATION EVENT" shall mean, with respect to any Series, one or more of the events constituting an Amortization Event as defined in the related Indenture Supplement.

     "ALLIANCE PROGRAM" shall mean any sales and marketing program pursuant to which an Originator acquires recovered Timeshare Property interests from sold out third-party unaffiliated resorts for resale.

     "ASSESSMENTS" shall mean any assessments made with respect to a Timeshare Property, including but not limited to real estate taxes, recreation fees, community club or property owners' association dues, water and sewer improvement district assessments or other similar

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assessments, the nonpayment of which could result in the imposition of a Lien or other encumbrance upon such Timeshare Property.

     "ASSIGNMENT" shall mean, with respect to any Series, an Assignment as defined in the related PA Supplement.

     "ASSIGNMENT OF MORTGAGE" shall mean any assignment (including any collateral assignment) of any Mortgage.

     "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code, Title 11 of the United States Code, as amended.

     "BENEFIT PLAN" shall mean any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Company or any ERISA Affiliate of the Company is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

     "BUSINESS DAY" shall mean any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in New York, New York, Las Vegas, Nevada, or the city in which the Corporate Trust Office of the Trustee is located, or any other city specified in the PA Supplement for a Series, are authorized or obligated by law or executive order to be closed.

     "CENDANT" shall mean Cendant Corporation or any successor thereof.

     "CLOSING DATE" shall mean, with respect to any Series, the Closing Date as defined in the related PA Supplement.

     "COLLATERAL" shall have the meaning set forth in the Indenture and Servicing Agreement.

     "COLLATERAL AGENCY AGREEMENT" shall mean the Collateral Agency Agreement dated as of January 15, 1998 by and between Fleet National Bank as predecessor Collateral Agent, Fleet Securities, Inc. as deal agent and the secured parties named therein, as amended by the First Amendment to Collateral Agency Agreement dated as of July 31, 1998, as further amended by the Second Amendment to Collateral Agreement dated as of July 25, 2000, as further amended by the Third Amendment to Collateral Agency Agreement dated as of July 1, 2001, and as further amended by the Fourth Amendment to Collateral Agency Agreement dated as of August 29, 2002 by and among the Collateral Agent, the Trustee and other secured parties, as such Collateral Agency Agreement may be amended, supplemented or otherwise modified from time to time in accordance therewith.

     "COLLATERAL AGENT" shall mean Wachovia Bank, National Association, as Collateral Agent, its successors and assigns and any entity which is substituted as Collateral Agent under the terms of the Collateral Agency Agreement.

     "COLLECTION ACCOUNT" shall mean the account or accounts established pursuant to Section 7.1(a) of the Indenture and Servicing Agreement.

     "COLLECTIONS" shall mean, with respect to any Loan, all funds, cash collections and other cash proceeds of such Loan, including without limitation
(i) all Scheduled Payments or
recoveries made in the form of money, checks and like items to, or a wire transfer or an automated clearinghouse transfer received in, any of the Lockbox Accounts or received by the Issuer or the Master Servicer (or any Subservicer) in respect of such Loan, (ii) all amounts received by the Issuer, the Master Servicer (or any Subservicer) or the Trustee in respect of any Insurance Proceeds relating to such Loan or the related Timeshare Property and (iii) all amounts received by the Issuer, the Master Servicer (or any Subservicer) or the Trustee in respect of any proceeds in respect of a condemnation of property in any Resort, which proceeds relate to such Loan or the related Timeshare Property.

     "COMPANY" shall have the meaning set forth in the preamble.

     "CONTAMINANTS" shall have the meaning set forth in Section 6(b)(xii).

     "CORPORATE TRUST OFFICE" shall have the meaning set forth in the Indenture and Servicing Agreement.

     "CREDIT CARD ACCOUNT" shall mean an arrangement whereby an Obligor makes Scheduled Payments under a Loan via pre-authorized debit to a Major Credit Card.

     "CREDIT STANDARDS AND COLLECTION POLICIES" shall mean the Credit Standards and Collection Policies of FAC and FRI, a copy of which is attached to this Agreement as Exhibit C, as the same may be amended from time to time in accordance with the provisions of Section 8(b)(iii).

     "CUSTODIAL AGREEMENT" shall mean either (i) the custodial agreement dated as of August 29, 2002 by and between the Issuer, FAC, EFI, Trendwest, Wachovia Bank, National Association as Custodian, the Trustee and the Collateral Agent or
(ii) the Fourth Amended and Restated Custodial Agreement dated as of August 29, 2002 by and between Wells Fargo Bank Nevada, N.A. (successor by merger to First Security Trust Company of Nevada), as Custodian, the Collateral Agent, the Trustee, FRI, FAC, FMB, FFC II, FFC III, the Issuer and other parties named therein, a copy of each of which is attached to this Agreement as Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time thereafter in accordance with the terms hereof.

     "CUSTODIAN" shall mean, at any time, the custodian under either Custodial Agreement at such time.

     "CUSTOMARY PRACTICES" shall mean the Master Servicer's practices with respect to the servicing and administration of Loans as in effect from time to time, which practices shall be consistent with the practices employed by prudent lending institutions that originate and service instruments similar to the Loans or other timeshare loans in the jurisdictions in which the Resorts are located.

     "CUT-OFF DATE" shall mean, with respect to any Series, the Cut-Off Date as defined in the related PA Supplement.

     "DE MINIMUS LEVELS" shall have the meaning set forth in Section 6(b)(xii).

     "DEBTOR RELIEF LAWS" shall mean the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     "DEFAULTED LOAN" shall mean any Loan (a) with any portion of a Scheduled Payment delinquent more than 60 days, (b) with respect to which the Master Servicer shall have determined in good faith that the Obligor will not resume making Scheduled Payments, (c) for which the related Obligor has been the subject of a proceeding under a Debtor Relief Law or (d) for which cancellation or foreclosure actions have been commenced.

     "DEFAULTED LOAN REPURCHASE CAP" shall mean, as of any date of determination, an amount equal to the PRODUCT of (a) 10.5% MULTIPLIED BY (b) the aggregate Loan principal balance of all Loans (calculated as of the Cut-Off Date or related Addition Cut-Off Date, as applicable, for each Loan) sold by the Seller to the Depositor pursuant to this Agreement on or prior to such date of determination.

     "DEFECTIVE LOAN" shall mean, with respect to any Series, any Loan with any uncured material breach of a representation or warranty of the Seller set forth in Section 6(b) hereof and in the related PA Supplement.

     "DELINQUENT LOAN" shall mean, with respect to any Series, a Loan with any portion of a Scheduled Payment delinquent more than 30 days, other than any Loan that is a Defaulted Loan.

     "DEPOSITOR ADMINISTRATIVE SERVICES AGREEMENT" shall mean the administrative services agreement dated as of August 29, 2002 by and between FAC as administrator and the Company.

     "DUE DATE" shall mean, with respect to any Loan, the date on which an Obligor is required to make a Scheduled Payment thereon.

     "DUE PERIOD" shall mean, with respect to any Payment Date, the immediately preceding calendar month.

     "EFI" shall mean EFI Development Funding, Inc., a Delaware corporation and a wholly-owned indirect Subsidiary of Cendant.

     "ELIGIBLE LOAN" shall mean, with respect to any Series, an Eligible Loan as defined in the related PA Supplement.

     "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section 6(b)(xii).

     "EQUITY PERCENTAGE" shall mean, with respect to a Loan, a fraction, expressed as a percentage, the NUMERATOR of which is the EXCESS of (A) the Timeshare Price of the related Timeshare Property relating to a Loan paid or to be paid by an Obligor OVER (B) the outstanding principal balance of such Loan at the time of sale of such Timeshare Property to such Obligor (LESS the amount of any valid check presented by such Obligor at the time of such sale that has cleared the payment system), and the DENOMINATOR of which is the Timeshare

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Price of the related Timeshare Property, PROVIDED that any cash downpayments or principal payments made on any initial Loan that have been fully prepaid as part of a Timeshare Upgrade and financed downpayments under such initial Loan financed over a period not exceeding six months from the date of origination of such Loan that have actually been paid within such six-month period shall be included for purposes of calculating the numerator of such fraction.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as such Person, any corporation described in clause (i) or any trade or business described in clause
(ii).

     "ERISA LIABILITIES" shall have the meaning set forth in Section 8(b)(vi).

     "EVENT OF DEFAULT" shall mean, with respect to any Series, one or more of the events constituting an Event of Default under the related Indenture Supplement.

     "FAC" shall mean Fairfield Acceptance Corporation-Nevada, a Delaware corporation domiciled in Nevada and a wholly-owned Subsidiary of FRI.

     "FACILITY DOCUMENTS" shall mean, collectively, this Agreement, each PA Supplement, the Indenture and Servicing Agreement, each Indenture Supplement, the Pool Purchase Agreement, each PPA Supplement, the Custodial Agreement, the Lockbox Agreements, the Collateral Agency Agreement, the Title Clearing Agreements, the Loan Conveyance Documents, the Depositor Administrative Services Agreement, the Issuer Administrative Services Agreement, the Financing Statements and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

     "FAIRSHARE PLUS AGREEMENT" shall mean the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement effective as of January 1, 1996 by and between FRI, FMB and such other Subsidiaries and third party developers as may be named by an amendment or addendum thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time thereafter in accordance with the terms of this Agreement.

     "FAIRSHARE PLUS PROGRAM" shall mean the program pursuant to which the occupancy and use of a Timeshare Property is assigned to the trust created by the FairShare Plus Agreement in exchange for annual symbolic points that are used to establish the location, timing, length of stay and unit type of a vacation, including without limitation systems relating to reservations, accounting and collection, disbursement and enforcement of assessments in respect of contributed units.

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

     "FCC" shall mean Fairfield Capital Corporation, a wholly-owned special-purpose finance Subsidiary of FAC.

     "FFC II" shall mean Fairfield Funding Corporation II, a wholly-owned special purpose finance Subsidiary of FAC.

     "FFC III" shall mean Fairfield Funding Corporation III, a wholly-owned special purpose finance Subsidiary of FAC.

     "FIXED WEEK" shall mean a Timeshare Property representing a fee simple interest in a lodging unit at a Resort that entitles the related Obligor to occupy such lodging unit for a specified one-week period each year.

     "FMB" shall have the meaning set forth in the preamble.

     "FRI" shall have the meaning set forth in the preamble.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

     "GRANT" shall have the meaning set forth in the Indenture and Servicing Agreement.

     "GREEN LOAN" shall mean a Loan the proceeds of which are used to finance the purchase of a Green Timeshare Property.

     "GREEN TIMESHARE PROPERTY" shall mean a Timeshare Property for which construction on the related Resort has not yet begun or is subject to completion.

     "INDEMNIFIED AMOUNTS" shall have the meaning set forth in Section 6(e).

     "INDENTURE AND SERVICING AGREEMENT" shall have the meaning set forth in the recitals.

     "INDENTURE SUPPLEMENT" shall mean, with respect to any Series, an indenture supplement to the Indenture and Servicing Agreement, executed and delivered in connection with the issuance of the Notes of such Series pursuant to Section
2.10 of the Indenture and Servicing Agreement, and all amendments thereof and supplements thereto.

     "INDEPENDENT DIRECTOR" shall mean an individual who is an Independent Director as defined in the Limited Liability Company Agreement of the Company as in effect on the date of this Agreement.

     "INITIAL CLOSING DATE" shall mean August 29, 2002.

     "INITIAL LOAN" shall mean, with respect to any Series, each Loan listed on the related Loan Schedule on the Closing Date for such Series.

     "INSOLVENCY EVENT" shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable

Debtor Relief Law now or hereafter in effect, or the filing of a petition against such Person in an involuntary case under any applicable Debtor Relief Law now or hereafter in effect, which case remains unstayed and undismissed within 30 days of such filing, or the appointing of a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person's business; or (b) the commencement by such Person of a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such Debtor Relief Law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person of its inability to pay its debts generally as they become due.

     "INSOLVENCY PROCEEDING" shall mean any proceeding relating to an Insolvency Event.

     "INSTALLMENT CONTRACT" shall mean, with respect to any Series, an installment sale contract for deed and retained title in a related Timeshare Property by and between an Originator and an Obligor.

     "INSURANCE PROCEEDS" shall mean proceeds of any insurance policy relating to any Loan or the related Timeshare Property, including any refund of unearned premium, but only to the extent such proceeds are not to be applied to the restoration of any improvements on the related Timeshare Property or released to the Obligor in accordance with Customary Practices.

     "INTERNAL REVENUE CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

     "ISSUER" shall mean Sierra Receivables Funding Company, LLC, a Delaware limited liability company.

     "ISSUER ADMINISTRATIVE SERVICES AGREEMENT" shall mean the administrative services agreement dated as of August 29, 2002 by and between FAC as administrator and the Issuer.

     "KONA" shall have the meaning set forth in Section 11(l).

     "LIEN" shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

     "LOAN" shall mean, with respect to any Series, each installment contract or contract for deed or contract or note secured by a mortgage, deed of trust, vendor's lien or retention of title, in each case relating to the sale of one or more Timeshare Properties or Green Timeshare Properties to an Obligor, that is listed on the Loan Schedule for such Series on the related Closing Date and any Additional Loans that are listed from time to time on such Loan Schedule in accordance with the related PA Supplement.

     "LOAN CONVEYANCE DOCUMENTS" shall mean, with respect to any Loan, (a) the Assignment of Additional Loans in the form of Exhibit B, if applicable, and (b) any such other releases, documents, instruments or agreements as may be required by the Company, the Issuer or the Trustee in order to more fully effect the sale (including any prior assignments) of such Loan and any related Transferred Assets.

     "LOAN DOCUMENTS" shall mean, with respect to any Loan, all papers and documents related to such Loan, including the original of all applicable promissory notes, stamped as required by the Custodial Agreement, the original of any related recorded or (to the extent permitted under this Agreement) unrecorded Mortgage (or a copy of such recorded Mortgage if the original of the recorded Mortgage is not available, certified to be a true and complete copy of the original) and a copy of any recorded or (to the extent permitted under this Agreement) unrecorded warranty deed transferring legal title to the related Timeshare Property to the Obligor; PROVIDED, HOWEVER, that the Loan Documents may be provided in microfiche or other electronic form to the extent permitted under the Custodial Agreement.

     "LOAN FILE" shall mean, with respect to any Loan, the Loan Documents pertaining to such Loan and any additional amendments, supplements, extensions, modifications or waiver agreements required to be added to the Loan File pursuant to this Agreement, the Credit Standards and Collection Policies and/or Customary Practices.

     "LOAN POOL" shall mean, with respect to any Series, all Loans identified in the Loan Schedule for such Series.

     "LOAN RATE" shall mean the annual rate at which interest accrues on any Loan, as modified from time to time in accordance with the terms of any related Credit Standards and Collection Policies.

     "LOAN SCHEDULE" shall mean, with respect to any Series, the list of Loans attached to the related PA Supplement as Schedule 1, as amended from time to time on each Addition Date and Repurchase Date as provided in the related PA Supplement, which list shall set forth the following information with respect to each Loan therein as of the applicable date:

           (a)    the Loan number;

           (b) the Obligor's name and the home address and telephone number for such Obligor set forth in the Loan;

           (c) the Resort in which the related Timeshare Property is located;

           (d) as to Fixed Weeks, the building, unit and week thereof; as to UDIs, the phase number thereof; and as to all other Timeshare Properties, the number of Points issued pursuant to the FairShare Plus Program (if applicable) for which occupancy rights in such Timeshare Property may be redeemed and which are represented thereby;

           (e)    the Loan Rate;

           (f) whether the Obligor has elected a PAC with respect to the Loan;

           (g)    the original term of the Loan;

           (h) the original Loan principal balance and outstanding Loan principal balance as of the Cut-Off Date or related Addition Cut-Off Date, as applicable;

           (i)    the date of execution of the Loan;

           (j)    the amount of the Scheduled Payment on the Loan;

           (k)    the original Timeshare Price and Equity Percentage; and

           (l) whether the related Timeshare Property has been deeded to the Obligor.

The Loan Schedule also shall set forth the aggregate amounts described under clause (h) above for all outstanding Loans. The Loan Schedule may be in the form of more than one list, collectively setting forth all of the information required.

     "LOCKBOX ACCOUNT" shall mean any of the accounts established pursuant to a Lockbox Agreement.

     "LOCKBOX AGREEMENT" shall mean any agreement substantially in the form of Exhibit E by and between the Issuer, the Trustee, the Master Servicer and the applicable Lockbox Bank, which agreement sets forth the rights of the Issuer, the Trustee and the applicable Lockbox Bank with respect to the disposition and application of the Collections deposited in the applicable Lockbox Account, including without limitation the right of the Trustee to direct the Lockbox Bank to remit all Collections directly to the Trustee.

     "LOCKBOX BANK" shall mean any of the commercial banks holding one or more Lockbox Accounts for the purpose of receiving Collections.

     "LOT" shall mean a fully or partially developed parcel of real estate.

     "MAJOR CREDIT CARD" shall mean a credit card issued by any Visa USA, Inc., MasterCard International Incorporated, American Express Company, Discover Bank or Diners Club International Ltd. credit card entity.

     "MASTER SERVICER" shall mean the master servicer under the Indenture and Servicing Agreement.

     "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person and any event or circumstance, a material adverse effect on:

           (a) the business, properties, operations or condition (financial or otherwise) of any of such Person;

           (b) the ability of such Person to perform its respective obligations under any Facility Documents to which it is a party;

           (c) the validity or enforceability of, or collectibility of amounts payable under, any Facility Documents to which it is a party;

           (d) the status, existence, perfection or priority of any Lien arising through or under such Person under any Facility Documents to which it is a party; or

           (e) the value, validity, enforceability or collectibility of the Loans pledged as collateral for any Series of Notes or any of the other Transferred Assets pledged as collateral for any Series of Notes.

     "MORTGAGE" shall mean any mortgage, deed of trust, purchase money deed of trust or deed to secure debt encumbering the related Timeshare Property, granted by the related Obligor to the Originator of a Loan to secure payments or other obligations under such Loan.

     "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 3(37) of ERISA.

     "NOMINEE" shall mean (a) Lawyer's Title Insurance Corporation under the Eleventh Amended and Restated Title Clearing Agreement dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among FRI, FAC, the Issuer, FFC III, FFC II, FCC, the Trustee, the Collateral Agent, Lawyers Title Insurance Corporation and certain other parties thereto; (b) Colorado Land Title Company under the Ninth Amended and Restated Title Clearing Agreement (Colorado) dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among FRI, FAC, the Issuer, FFC III, FFC II, FCC, the Trustee, the Collateral Agent, Colorado Land Title Company and certain other parties thereto; (c) Lawyers Title Insurance Corporation under the Seventh Amended and Restated Title Clearing Agreement (Westwinds) dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among FRI, FAC, FMB, FFC III, FFC II, FCC, the Issuer, the Collateral Agent, the Trustee, Lawyers Title Insurance Corporation and certain other parties thereto;
(d) Lawyers Title Insurance Corporation under the Sixth Amended and Restated Nashville Title Clearing Agreement dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among FRI, FAC, the Issuer, FFC III, FFC II, FCC, the Trustee, the Collateral Agent, Lawyers Title Insurance Corporation and certain other parties thereto; (e) Lawyers Title Insurance Corporation under the Sixth Amended and Restated Seawatch Plantation Title Clearing Agreement dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among FRI, FAC, FMB, the Issuer, FFC III, FFC II, FCC, the Trustee, the Collateral Agent, Lawyers Title Insurance Corporation and certain other parties thereto; (f) First American Title Insurance Company under the Eighth Amended and Restated Supplementary Trust Agreement (Arizona) dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among FRI, FAC, the Issuer, FFC III, FFC II, FCC, the Trustee, the Collateral Agent, First American Title Insurance Company and certain other parties thereto; (g) Lawyer's Title of Nevada, Inc. under the Second Amended and Restated Nevada Title Clearing Agreement dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among FRI, FAC, FFC III, the Issuer, the Trustee, the Collateral Agent, Lawyer's Title of Nevada, Inc. and certain other parties thereto; and (h) such other nominees as shall be approved in writing by the Collateral Agent pursuant to the terms of other title clearing agreements (and similar documents, instruments and agreements) that may be entered into from time to time by each of FRI, FAC, the Issuer and the Collateral Agent (among other Persons) in accordance with the transactions contemplated by this Agreement and the other Facility Documents relating to the Loans and the Timeshare Properties.

     "NOTE" shall mean any Loan-backed note issued, executed and authenticated in accordance with the Indenture and Servicing Agreement and any related Indenture Supplement.

     "NOTEHOLDER" shall have the meaning set forth in the Indenture and Servicing Agreement.

     "OBLIGOR" shall mean, with respect to any Loan, the Person or Persons obligated to make Scheduled Payments thereon.

     "OPERATING AGREEMENT" shall mean the Seventh Amended and Restated Operating Agreement dated as of July 1, 2001 by and between FRI, FMB, the VB Subsidiaries and the Seller.

     "OPINION OF COUNSEL" shall mean a written opinion of counsel in form and substance reasonably satisfactory to the recipient thereof.

     "ORIGINATOR" shall mean FRI, FMB or a VB Subsidiary, as the case may be, or any other Subsidiary of Cendant Corporation that originates Loans in accordance with the Credit Standards and Collection Policies for sale to FAC.

     "PAC" shall mean an arrangement whereby an Obligor makes Scheduled Payments under a Loan via pre-authorized bank account debit.

     "PA SUPPLEMENT" shall have the meaning set forth in the recitals.

     "PAYMENT DATE" shall mean, with respect to any Series, the payment date set forth in the related Indenture Supplement.

     "PERMITTED ENCUMBRANCE" shall mean, with respect to a Loan, any of the following Liens against the related Timeshare Property: (i) the interest therein of the Obligor and/or the Nominee, as the case may be, (ii) the Lien of due and unpaid Assessments, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, such exceptions appearing of record being consistent with the normal business practices of FAC and

FRI or specifically disclosed in the applicable land sales registrations filed with the applicable regulatory agencies and (iv) other matters to which properties of the same type as those underlying such Loan are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Timeshare Property.

     "PERSON" shall mean any person or entity, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other organization or entity, whether or not a legal entity.

     "PLAN" shall mean an employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

     "PLAN INSOLVENCY" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "POA" shall mean each property owners' association or similar timeshare owner body for a Timeshare Property Regime or Resort or portion thereof, in each case established pursuant to the declarations, articles or similar charter documents applicable to each such Timeshare Property Regime, Resort or portion thereof.

     "POINTS" shall mean, with respect to any lodging unit at a Timeshare Property Regime, the number of points of symbolic value assigned to such unit pursuant to the FairShare Plus Program.

     "POOL PURCHASE AGREEMENT" shall mean the master purchase agreement relating to the Loans, dated the date hereof, by and between the Company and the Issuer, and all amendments thereof and supplements thereto including, with respect to any Series, the related PPA Supplement.

     "POOL PURCHASE PRICE" shall mean, with respect to any Series, the Pool Purchase Price as defined in the related PA Supplement.

     "POST OFFICE BOX" shall mean each post office box to which Obligors are directed to mail payments in respect of the Loans of any Series.

     "PPA SUPPLEMENT" shall mean any supplement to the Pool Purchase Agreement relating to a particular Series of Notes.

     "PURCHASE" shall mean, with respect to any Series, a Purchase as defined in the related PA Supplement.

     "PURCHASER" shall have the meaning set forth in the preamble.

     "QUALIFIED SUBSTITUTE LOAN" shall mean, with respect to any Series, a substitute Loan that (i) is an Eligible Loan on the applicable date of substitution for such substitute Loan, (ii) on such date of substitution has a Loan Rate not less than the Loan Rate of the substituted Loan and (iii) is not selected in a manner adverse to the Purchaser or its assignees.

     "RECORDS" shall mean all copies of Loans (not including originals) and other documents, books, records and other information (including without limitation computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained by the Seller or any of its respective Affiliates (including without limitation each Originator, but not including the Purchaser or the Issuer) with respect to Loans, the related Transferred Assets and the related Obligors.

     "REORGANIZATION" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

     "REPORTABLE EVENT" shall mean any of the events described in Section 4043 of ERISA.

     "REPURCHASE DATE" shall mean, with respect to any Series, the Repurchase Date as defined in the related PA Supplement.

     "REPURCHASE PRICE" shall mean, with respect to any Series, the Repurchase Price as defined in the related PA Supplement.

     "RESERVATION SYSTEM" shall mean the system with respect to Timeshare Properties pursuant to which a reservation for a particular location, time, length of stay and unit type is received, accepted, modified or canceled.

     "RESERVE ACCOUNT" shall, with respect to any Series, mean any reserve account established pursuant to the related Indenture Supplement.

     "RESORT" shall mean each resort or development listed on Schedule 2 (as such Schedule 2 may be amended from time to time with the written consent of the Company and the Seller in connection with proposed sales of Additional Loans relating to resorts or developments with respect to which Loans have not previously been sold under this Agreement).

     "SCHEDULED PAYMENT" shall mean each scheduled monthly payment of principal and interest on a Loan.

     "SELLER" shall have the meaning set forth in the preamble.

     "SERIES" shall mean any Series of Notes issued and established pursuant to an Indenture Supplement.

     "SERIES TERMINATION DATE" shall mean, with respect to any Series, the Series Termination Date as defined in the related PA Supplement.

     "STATE" shall mean any of the 50 United States or the District of Columbia.

     "SUBSERVICER" shall have the meaning set forth in the Indenture and Servicing Agreement.

     "SUBSERVICING AGREEMENT" shall have the meaning set forth in the Indenture and Servicing Agreement.

     "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity of which more than 50% of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors of such corporation (notwithstanding that at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or other persons performing similar functions is at the time directly or indirectly owned by such Person.

     "SUBSTITUTION ADJUSTMENT AMOUNT" shall, with respect to any Series, have the meaning set forth in the related PA Supplement.

     "TIMESHARE PRICE" shall mean the original price of the Timeshare Property paid by an Obligor, PLUS any accrued and unpaid interest and other amounts owed by the Obligor.

     "TIMESHARE PROPERTY" shall mean the underlying ownership interest that is the subject of a Loan, which ownership interest may be either a Fixed Week, a UDI or the Points with respect thereto under the FairShare Plus Program.

     "TIMESHARE PROPERTY REGIME" shall mean any of the various interval ownership regimes located at a Resort, each of which is an arrangement established under applicable state law whereby all or a designated portion of a development is made subject to a declaration permitting the transfer of Timeshare Properties therein, which Timeshare Properties shall, in the case of Fixed Weeks and UDIs, constitute real property under the applicable local law of each of the jurisdictions in which such regime is located.

     "TIMESHARE UPGRADE" shall mean the upgrade by an Obligor of the Obligor's existing Timeshare Property to an upgraded Timeshare Property.

     "TITLE CLEARING AGREEMENT" shall mean, with respect to certain Loans that are Installment Contracts, each of (a) the Eleventh Amended and Restated Title Clearing Agreement dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among the Issuer, FRI, FAC, Lawyers Title Insurance Corporation, the Collateral Agent and the other parties thereto; (b) the Ninth Amended and Restated Title Clearing Agreement (Colorado) dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among the Issuer, FRI, FAC, Colorado Land Title Company, the Collateral Agent and the other parties thereto; (c) the Seventh Amended and Restated Title Clearing Agreement (Westwinds) dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among the Issuer, FRI, FAC, Lawyers Title Insurance Corporation, the Collateral Agent and the other parties thereto;
(d) the Sixth Amended and Restated Nashville Title Clearing Agreement dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among the Issuer, FRI, FAC, Lawyers Title Insurance Corporation, the Collateral Agent and the other parties thereto; (e) the Sixth Amended and Restated Seawatch Plantation Title Clearing Agreement dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among the Issuer, FRI, FAC, Lawyers Title Insurance Corporation, the Collateral Agent and the other parties thereto; (f) the Eighth Amended and Restated

Supplementary Trust Agreement (Arizona) dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among the Issuer, FRI, FAC, First American Title Insurance Corporation, the Collateral Agent and the other parties thereto; (g) the Second Amended and Restated Nevada Title Clearing Agreement dated as of August 29, 2002, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, by and among the Issuer, FRI, FAC, Lawyer's Title of Nevada, Inc., the Collateral Agent and the other parties thereto; and
(h) such other title clearing agreements and other similar documents, instruments and agreements which may be entered into from time to time by each of FRI, FAC, the Issuer and the Collateral Agent (among other Persons) in accordance with the transactions contemplated by this Agreement and other Facility Documents relating to the Timeshare Properties.

     "TRANSFERRED ASSETS" shall mean, with respect to any Series, any and all right, title and interest of the Seller in, to and under:

           (a) the Loans from time to time, including without limitation the Initial Loans as of the close of business on the Cut-Off Date and the Additional Loans as of the close of business on the related Addition Cut-Off Dates and all Scheduled Payments, other Collections and other funds received in respect of such Initial Loans and Additional Loans on or after the Cut-Off Date or Addition Cut-Off Date, as applicable, and any other monies due or to become due on or after the Cut-Off Date or Addition Cut-Off Date, as applicable, in respect of any such Loans, and any security therefor;

           (b) (i) the Timeshare Properties relating to the Loans and (ii) the Title Clearing Agreements and the FairShare Plus Program (including without limitation the FairShare Plus Agreement) to the extent that they relate to such Timeshare Properties;

           (c)    any Mortgages relating to the Loans;

           (d)    any Insurance Policies relating to the Loans;

           (e)    the Loan Files and other Records relating to the Loans;

           (f)    the Loan Conveyance Documents relating to the Loans;

           (g) all interest, dividends, cash, instruments, financial assets and other investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, or on account of, the sale or other disposition of the Transferred Assets, and including all payments under Insurance Policies (whether or not any of the Seller, the Purchaser, any Originator, the Master Servicer, the Issuer or the Trustee is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any Transferred Assets, and any security granted or purported to be granted in respect of any Transferred Assets; and

           (h) all proceeds of any of the foregoing property described in clauses (a) through (g).

     "TRENDWEST" shall mean Trendwest Resorts, Inc., a wholly-owned indirect Subsidiary of Cendant.

     "TRUSTEE" shall mean Wachovia Bank, National Association, as Trustee under the Indenture and Servicing Agreement, and its successors and assigns.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     "UDI" shall mean an individual interest in fee simple (as tenants in common with all other undivided interest owners) in a lodging unit or group of lodging units at a Resort.

     "VB PARTNERSHIPS" shall have the meaning set forth in the preamble.

     "VB SUBSIDIARIES" shall have the meaning set forth in the preamble.

SECTION 2.   PURCHASE AND SALE OF LOANS.

     The Seller may from time to time sell and assign to the Company, and the Company may from time to time Purchase from the Seller, all the Seller's right, title and interest in, to and under the Loans listed on the Loan Schedule with respect to the related PA Supplement. The principal terms of the Purchase and sale of Loans for each Series shall be set forth in the related PA Supplement.

SECTION 3.   POOL PURCHASE PRICE.

     Provisions with respect to the Purchase and sale of the Loans for each Series shall be set forth in the related PA Supplement.

     The purchase price for any Additional Loans and other related Transferred Assets (the "ADDITIONAL POOL PURCHASE PRICE") conveyed to the Company under this Agreement and the related PA Supplement on each Addition Date shall be a dollar amount equal to the aggregate outstanding principal balance of such Additional Loans sold on such date, subject to adjustment to reflect such factors as the Company and the Seller mutually agree will result in an Additional Pool Purchase Price equal to the fair market value of such Additional Loans and other related Transferred Assets.

SECTION 4.   PAYMENT OF PURCHASE PRICE.

           (a) CLOSING DATES. On the terms and subject to the conditions of this Agreement and the related PA Supplement, payment of the Pool Purchase Price for each Series shall be made by the Company on the related Closing Date in immediately available funds to the Seller to such accounts at such banks as the Seller shall designate to the Company not less than one Business Day prior to the such Closing Date.

           (b) MANNER OF PAYMENT OF ADDITIONAL POOL PURCHASE PRICE. On the terms and subject to the conditions in this Agreement and the related PA Supplement, the Company shall pay to the Seller, on each Business Day on which any Additional Loans are purchased from the Seller by the Company pursuant to
Section 2 of the related PA Supplement, the Additional Pool

Purchase Price for such Additional Loans by paying such Additional Pool Purchase Price to the Seller in cash.

           (c) SCHEDULED PAYMENTS UNDER LOANS AND CUT-OFF DATE. The Company shall be entitled to all Scheduled Payments, other Collections and all other funds with respect to any Loan received on or after the related Cut-Off Date or Addition Cut-Off Date, as applicable. The principal balance of each Loan as of the related Cut-Off Date or Addition Cut-Off Date, as applicable, shall be determined after deduction, in accordance with the terms of each such Loan, of payments of principal received before such Cut-Off Date or Addition Cut-Off Date.

SECTION 5.   CONDITIONS PRECEDENT TO SALE OF LOANS.

     No Purchase of Loans and related Transferred Assets shall be made hereunder or under any PA Supplement on any date on which:

           (a) the Company does not have sufficient funds available to pay the related Pool Purchase Price or Additional Pool Purchase Price in cash; or

           (b) an Insolvency Event has occurred and is continuing with respect to the Seller or the Company.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE SELLER, FRI, FMB AND THE VB SUBSIDIARIES.

     (a) GENERAL REPRESENTATIONS AND WARRANTIES OF THE SELLER, FRI, FMB AND THE VB SUBSIDIARIES. The Seller, FRI, FMB and the VB Subsidiaries jointly and severally represent and warrant as of each Closing Date and as of each Addition Date, or as of such other date specified in such representation and warranty, that:

           (i)    ORGANIZATION AND GOOD STANDING.

                  (A) Each of the Seller, FRI, FMB and the VB Subsidiaries (other than the VB Partnerships) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, any related PA Supplement and each of the Facility Documents to which it is a party. Each of the Seller, FRI, FMB and the VB Subsidiaries (other than the VB Partnerships) is organized in the jurisdiction set forth in the preamble. Each of the Seller, FRI, FMB and the VB Subsidiaries (other than the VB Partnerships) is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses and approvals would render any Loan unenforceable by any of the Seller, FRI, FMB or the VB Subsidiaries (other than the VB Partnerships).

                  (B) Each of the VB Partnerships is a general partnership duly organized and validly existing under the laws of the State of Florida and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, any related PA Supplement and each of the Facility Documents to which it is a party. Each of the VB Partnerships is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses and approvals would render any Loan unenforceable by any of the VB Partnerships.

                  (C) The name of each of the Seller, FRI, FMB, and the VB Subsidiaries set forth in the preamble of this Agreement is the correct legal name of such entity, and such name has not been changed in the past six years (except that a predecessor corporation of the Seller, Fairfield Acceptance Corporation, was merged with and into the Seller on July 13, 1998 and FRI changed its name from Fairfield Communities, Inc. to Fairfield Resorts, Inc. on June 26, 200l). None of the Seller, FRI, FMB or the VB Subsidiaries utilizes any trade names, assumed names, fictitious names or "doing business names."

           (ii) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance by each of the Seller, FRI, FMB and the VB Subsidiaries of each of the Facility Documents to which it is a party, and the consummation by each such party of the transactions contemplated hereby and under each other Facility Document to which it is a party, has been duly authorized by the Seller, FRI, FMB and the VB Subsidiaries, respectively, by all necessary corporate or partnership action, does not contravene (i) the Seller's, FRI's, FMB's or the VB Subsidiaries' charter or by-laws or partnership agreement, (ii) any law, rule or regulation applicable to the Seller, FRI or FMB or the VB Subsidiaries, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, deed of trust, security agreement, bond, note, or other material agreement or instrument binding on any of the Seller, FRI, FMB or the VB Subsidiaries or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller, FRI, FMB, the VB Subsidiaries or their properties (except where such contravention would not have a Material Adverse Effect with respect to such Persons or properties), and do not result in (except as provided in the Facility Documents) or require the creation of any Lien upon or with respect to any of their properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. Each of the Facility Documents to which the Seller, FRI, FMB or the VB Subsidiaries is a party have been duly executed and delivered on behalf of the Seller, FRI, FMB or the VB Subsidiaries, as applicable. To the extent that this representation is being made with respect to Title I of ERISA or Section 4975 of the Code, it is made subject to the assumption that none of the assets being used to purchase the Loans and Transferred Assets constitute assets of any Benefit Plan or Plan with respect to which the Seller is a party in interest or disqualified person.

           (iii) GOVERNMENTAL AND OTHER CONSENTS. All approvals, authorizations, consents or orders of any court or governmental agency or body required in connection with the execution and delivery by the Seller, FRI, FMB or the VB Subsidiaries of this Agreement, any related PA Supplement or any of the other Facility Documents to which it is a party, the consummation by such party of the transactions contemplated hereby or thereby, the performance by such party of and the compliance by such party with the terms hereof or thereof, have been obtained, except where the failure so to do would not have a Material Adverse Effect with respect to such Party.

           (iv) ENFORCEABILITY OF FACILITY DOCUMENTS. Each of the Facility Documents to which any of the Seller, FRI, FMB or the VB Subsidiaries is a party has been duly and validly executed and delivered by the Seller, FRI, FMB or the VB Subsidiaries, as applicable, and constitutes the legal, valid and binding obligation of the Seller, FRI, FMB or the VB Subsidiaries, as applicable, enforceable against it in accordance with its respective terms, except as enforceability may be subject to or limited by Debtor Relief Laws or by general principles of equity (whether considered in a suit at law or in equity).

           (v) NO LITIGATION. Except as disclosed in Schedule 5 to this Agreement or to any Assignment, there are no proceedings or investigations pending, or to the knowledge of the Seller, FRI, FMB or the VB Subsidiaries threatened, against the Seller, FRI, FMB or the VB Subsidiaries before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or any of the other Facility Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Facility Documents, (C) seeking any determination or ruling that would adversely affect the performance by any of the Seller, FRI, FMB or the VB Subsidiaries of its obligations under this Agreement, any related PA Supplement or any of the other Facility Documents to which it is a party, (D) seeking any determination or ruling that would adversely affect the validity or enforceability of this Agreement or any of the other Facility Documents or (E) seeking any determination or ruling that would, if adversely determined, be reasonably likely to have a Material Adverse Effect with respect to such party.

           (vi) GOVERNMENTAL REGULATIONS. Neither the Seller, FRI, FMB nor any of the VB Subsidiaries is (A) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or (B) a "public utility company" or a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(ii) of the Public Utility Holding Company Act of 1935, as amended.

           (vii) MARGIN REGULATIONS. Neither the Seller, FRI, FMB nor any of the VB Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as each such term is defined or used in any of Regulations T, U or X of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the notes issued by the Issuer has been used by the Seller, FRI, FMB or any of the VB Subsidiaries for so purchasing or carrying margin stock or for any purpose that violates or would be inconsistent with the provisions of any of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

           (viii) LOCATION OF CHIEF EXECUTIVE OFFICE AND RECORDS. The principal place of business and chief executive office of FRI and FMB, and the office where FRI and FMB maintain all of their Records, is located at 8427 South Park Circle, Orlando, Florida 32819; the principal place of business and chief executive office of the Seller, and the office where the Seller maintains all of its Records, is 10750 West Charleston Blvd., Suite 130, Las Vegas, Nevada 89135; and the principal place of business and chief executive office of each of the VB Subsidiaries is located at 8427 South Park Circle, Orlando, Florida 32819. None of FRI, FMB, the VB Subsidiaries or the Seller has changed its principal place of business or chief executive office (or the office where such entity maintains all of its Records) during the previous six years (except that FRI and FMB changed their principal place of business and chief executive office from 8669 Commodity Circle, Suite 200, Orlando, Florida 32819 to 8427 South Park Circle, Orlando, Florida 32819 on February 18, 2002; FAC changed its principal place of business and chief executive office from 11001 Executive Center Drive, Little Rock, Arkansas 72211 to 7730 West Sahara Avenue, Suite 105, Las Vegas, Nevada 89117 in 1998, and from such address to the address set forth above in 2002; each of the VB Subsidiaries changed its principal place of business and chief executive office from 6400 North Andrews Avenue, Fort Lauderdale, Florida 33309 to the address set forth above in 2001; Fairfield Acceptance Corporation, a predecessor corporation that was merged into the Seller, maintained its principal place of business and chief executive office (and all of its Records) in Pulaski County, Arkansas until July 13, 1998 and FRI changed its name from Fairfield Communities, Inc. to Fairfield Resorts, Inc. on June 26, 2001). At any time after the Initial Closing Date, upon 30 days' prior written notice to the Trustee as assignee of the Company and the Issuer, any of the Seller, FRI, FMB and the VB Subsidiaries may change its name or may change its type or its jurisdiction of organization to another jurisdiction within the United States and any of the VB Partnerships may change the location of its chief executive office, but only so long as all action necessary or reasonably requested by the Company to amend the existing financing statements and to file additional financing statements in all applicable jurisdictions to perfect the transfer of the Loans and the related Transferred Assets is taken.

           (ix) LOCKBOX ACCOUNTS. Except in the case of any Lockbox Account pursuant to which only Collections in respect of Loans subject to a PAC or Credit Card Account are deposited, each of the Seller, FRI, FMB and the VB Subsidiaries, as applicable, has filed a standing delivery order with the United States Postal Service authorizing each Lockbox Bank to receive mail delivered to the related Post Office Box. The account numbers of all Lockbox Accounts, together with the names, addresses, ABA numbers and names of contact persons of all the Lockbox Banks maintaining such Lockbox Accounts and the related Post Office Boxes, are set forth in Schedule 4. From and after the Initial Closing Date, none of the Seller, FRI, FMB or the VB Subsidiaries shall have any right, title and/or interest in or to any of the Lockbox Accounts or the Post Office Boxes and will maintain no Lockbox accounts in their own names for the collection of payments in respect of the Loans. None of the Seller, FRI, FMB or the VB Subsidiaries has any lockbox or other accounts for the collection of payments in respect of the Loans other than the Lockbox Accounts.

           (x) FACILITY DOCUMENTS. This Agreement and any PA Supplement are the only agreements pursuant to which the Seller sells the Loans and other related Transferred Assets to the Company. Each of the Seller, FRI, FMB and the VB Subsidiaries has furnished to the Company true, correct and complete copies of each Facility Document to which any of the Seller, FRI, FMB and the VB Subsidiaries is a party, each of which is in full force and effect. None of the Seller, FRI, FMB, any of the VB Subsidiaries or any of its Affiliates (not including the Purchaser or the Issuer) is in default thereunder in any material respect.

           (xi) TAXES. Each of the Seller, FRI, FMB and the VB Subsidiaries has timely filed or caused to be filed all federal, state and local tax returns required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller, FRI, FMB or any of the VB Subsidiaries, as applicable, has set aside adequate reserves on its books in accordance with GAAP, and which proceedings have not given rise to any Lien.

           (xii) ACCOUNTING TREATMENT. Each of the Seller, FRI, FMB and the VB Subsidiaries has accounted for the transactions contemplated in the Facility Documents to which it is a party in accordance with GAAP.

           (xiii) ERISA. There has been no (A) occurrence or expected occurrence of any Reportable Event with respect to any Benefit Plan subject to Title IV of ERISA of FRI, FMB, the Seller or any ERISA Affiliate, or any withdrawal from, or the termination, Reorganization or Plan Insolvency of any Multiemployer Plan or (B) institution of proceedings or the taking of any other action by Pension Benefit Guaranty Corporation or by FRI, FMB, the Seller or any ERISA Affiliate or any such Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Plan Insolvency of, any such Plan.

           (xiv) NO ADVERSE SELECTION. No selection procedures materially adverse to the Company, the Issuer, the Noteholders, the Trustee or the Collateral Agent have been employed by any of the Seller, FRI, FMB or the VB Subsidiaries in selecting the Loans for inclusion in the Loan Pool on such Closing Date or Addition Date, as applicable.

           (xv)   FAIRSHARE PLUS PROGRAM.

                  (A) As of each Closing Date or any Addition Date, as applicable, for each Timeshare Property Regime for which the related Timeshare Properties are comprised primarily of UDIs, the RATIO of
           (1) the total number of Points actually allocated to such Timeshare Property Regime pursuant to the FairShare Plus Program for the succeeding twelve-month period TO (2) the total number of Points allocable to available space in such Timeshare Property Regime over such twelve-month period, does not exceed 1.0 to 1.0.

                  (B) On each Closing Date or any Addition Date, as applicable, for each owner of a UDI who is a member of the FairShare Plus Program, the RATIO, expressed as a percentage, of (1) the number of Points allocated to such owner in Timeshare Property Regime in return for assigning his Timeshare Property to the FairShare Plus Program trust TO (2) the total number of Points assigned to all UDI owners in such Timeshare Property Regime, does not exceed the percentage of such owner's undivided interest in such Timeshare Property Regime as described in such owner's Loan.

           (xvi)  [Reserved].

           (xvii) SEPARATE IDENTITY. Each of the Seller, FRI, the VB Subsidiaries and their respective Affiliates has observed the applicable legal requirements on its part for the recognition of the Company as a legal entity separate and apart from each of the Seller, FRI, the VB Subsidiaries and any of their respective Affiliates (other than the Company) and has taken all actions necessary on its part to be taken in order to ensure that the facts and assumptions relating to the Company set forth in the opinion of Orrick, Herrington & Sutcliffe LLP of even date herewith relating to substantive consolidation matters with respect to the Seller and the Company are true and correct; PROVIDED, HOWEVER, that none of the Seller, FRI, FMB or any of the VB Subsidiaries makes any representations or warranties in this Section 6(a)(xvii) with respect to the Company or the Issuer.

     (b) REPRESENTATIONS AND WARRANTIES REGARDING THE LOANS. The Seller and FRI jointly and severally represent and warrant to the Company as of the applicable Cut-Off Date and Addition Cut-Off Date as to each Loan conveyed on and as of each Closing Date or the related Addition Date, as applicable (except as otherwise expressly stated) as follows:

           (i)    ELIGIBILITY. Such Loan is an Eligible Loan.

           (ii) NO WAIVERS. The terms of such Loan have not been waived, altered, modified or extended in any respect other than (A) modifications entered into in accordance with Customary Practices and Credit Standards and Collections Policies that do not reduce the amount or extend the maturity of required Scheduled Payments and (B) modifications in the applicability of a PAC (which may result in a change in the related Loan
     Rate).

           (iii) BINDING OBLIGATION. Such Loan is the legal, valid and binding obligation of the Obligor thereunder and is enforceable against the Obligor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws or by general principles of equity (whether considered in a suit at law or in equity).

           (iv) NO DEFENSES. Such Loan is not subject to any statutory right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury.

           (v) LAWFUL ASSIGNMENT. Such Loan was not originated in, and is not subject to the laws of, any jurisdiction the laws of which would make the transfer of the Loan under this Agreement or any PA Supplement unlawful.

           (vi) COMPLIANCE WITH LAW. The Originator and the Seller have complied with requirements of all material federal, state and local laws (including without limitation usury, truth in lending and equal credit opportunity laws) applicable to such Loan in all material respects. The related Timeshare Property Regime is in compliance with any and all applicable zoning and building laws and regulations and any other laws and regulations relating to the use and occupancy of such Timeshare Property Regime, except where such noncompliance would not have a Material Adverse Effect with respect to the applicable Originator and the Seller. None of the Seller, FRI, FMB or the VB Subsidiaries has received notice of any material violation of any legal requirements applicable to such Timeshare Property Regime, except where such violation would not have a Material Adverse Effect with respect to the applicable Originator and the Seller. The Timeshare Property Regime related to such Loan complies with all applicable state statutes, including without limitation condominium statutes, timeshare statutes, HUD filings relating to interstate land sales (if applicable) and the requirements of any governmental authority or local authority having jurisdiction with respect to such Timeshare Property Regime, and constitutes a valid and conforming condominium and timeshare regime under the laws of the State in which the related Resort is located, except where such noncompliance would not have a Material Adverse Effect with respect to the applicable Originator and the Seller.

           (vii) LOAN IN FORCE; NO SUBORDINATION. Such Loan is in full force and effect and has not been subordinated, satisfied in whole or in part or rescinded.

           (viii) CAPACITY OF PARTIES. All parties to such Loan had legal capacity to execute the Loan.

           (ix) ORIGINAL LOANS. All original executed copies of such Loans are in the custody of the Custodian, except to the extent otherwise permitted pursuant to Section 6(b)(xiv).

           (x) LOAN FORM/GOVERNING LAW. Such Loan was executed in substantially the form of one of the forms of Loan in Exhibit D (as such Exhibit D may be amended from time to time with the consent of the Seller and the Company), except for changes required by applicable law and certain other modifications that do not, individually or in the aggregate, affect the enforceability or collectibility of such Loan. In addition, such Loan was originated in and is governed by the laws of the State in which the related Resort is located.

           (xi) INTEREST IN REAL PROPERTY. The Timeshare Property underlying such Loan is an interest in real property consisting of either a Fixed Week or a UDI, and (except for a Timeshare Property that is a Green Timeshare Property) such Timeshare Property has been deeded to the Nominee pursuant to the terms of one of the Title Clearing Agreements or has been deeded to the related Obligor in accordance with the requirements of the related Loan and applicable law.

           (xii) ENVIRONMENTAL COMPLIANCE. Each Timeshare Property Regime related to a Loan is now, and at all times during FRI's ownership thereof (or the ownership of any

     Affiliate thereof other than the Company and the Issuer), has been free of contamination from any substance, material or waste identified as toxic or hazardous according to any federal, state or local law, rule, regulation or order governing, imposing standards of conduct with respect to, or regulating in any way the discharge, generation, removal, transportation, storage or handling of toxic or hazardous substances, materials or waste or air or water pollution (hereinafter referred to as "ENVIRONMENTAL LAWS"), including without limitation any PCB, radioactive substance, methane, asbestos, volatile hydrocarbons, petroleum products or wastes, industrial solvents or any other material or substance that now or hereafter may cause or constitute a health, safety or other environmental hazard to any person or property (any such substance together with any substance, material or waste identified as toxic or hazardous under any Environmental Law now in effect or hereinafter enacted shall be referred to herein as "CONTAMINANTS"), but excluding from the foregoing any levels of Contaminants at or below which such Environmental Laws do not apply ("DE MINIMUS LEVELS"). Neither FRI nor any Affiliate of FRI (other than the Company and the Issuer) has caused or suffered to occur any discharge, spill, uncontrolled loss or seepage of any petroleum or chemical product or any Contaminant (except for De Minimus Levels thereof) onto any property comprising or adjoining any Timeshare Property Regime, and neither FRI nor any Affiliate of FRI (other than the Company and the Issuer) nor any Obligor or occupant of all or part of any Timeshare Property Regime is now or has been involved in operations at the related Timeshare Property Regime that could lead to liability for FRI, the Company, any Affiliate of FRI or any other owner of such Timeshare Property Regime or the imposition of a Lien on such Timeshare Property Regime under any Environmental Law. No practice, procedure or policy employed by FRI (or any Affiliate thereof other than the Company and the Issuer) with respect to POAs for which FRI acts as the manager or, to the best knowledge of the Seller, by the manager of the POAs with respect to POAs managed by parties unaffiliated with FRI, violates any Environmental Law that, if enforced, would reasonably be expected to (A) have a Material Adverse Effect on such POA or the ability of such POA to do business, (B) have a Material Adverse Effect on the financial condition of the POA or (C) constitute grounds for the revocation of any license, charter, permit or registration that is material to the conduct of the business of the POA.

           Except as set forth in Schedule 3, (1) all property owned, managed, or controlled by FRI or any Affiliate of FRI (other than the Company and the Issuer) and located within a Resort is now, and at all times during FRI's ownership, management or control thereof (or the ownership, management or control of any Affiliate thereof (other than the Company and the Issuer)) has been free of contamination from any Contaminants, except for De Minimus Levels thereof, (2) neither FRI nor any Affiliate of FRI (other than the Company and the Issuer) has caused or suffered to occur any discharge, spill, uncontrolled loss or seepage of any Contaminants onto any property comprising or adjoining any of the Resorts, except for De Minimus Levels thereof, and (3) neither FRI nor any Affiliate of FRI (other than the Company and the Issuer) nor any Obligor or occupant of all or part of any of any Resort is now or previously has been involved in operations at any Resort that could lead to liability for FRI, the Company, any Affiliate of FRI or any other owner of any Resort or the imposition of a Lien on such Resort under any Environmental Law. None of the matters set forth in
     Schedule 3 will have a Material Adverse Effect with respect to the Company or its assignees or the interests of the Company or its assignees in the Loans. Each Resort, and the present use thereof, does not violate any Environmental Law in any manner that would materially adversely affect the value or use of such Resort or the performance by the POAs of their respective obligations under their applicable declarations, articles or similar charter documents. There is no condition presently existing, and to the best knowledge of FRI and the Seller no event has occurred or failed to occur with respect to any Resort, relating to any Contaminants or compliance with any Environmental Laws that would reasonably be expected to have a Materially Adverse Effect with respect to such Resort, including in connection with the present use of such Resort.

           (xiii) TAX LIENS. All taxes applicable to such Loan and the related Timeshare Property have been paid, except where the failure to pay such tax would not have a Material Adverse Effect with respect to the Seller or its assignees or the Purchaser or the collectibility or enforceability of the Loan. There are no delinquent tax liens in respect of the Timeshare Property underlying such Loan.

           (xiv) LOAN FILES. The related Loan File contains the following Loan Documents (which may include microfiche or other electronic copies of the Loan Documents to the extent provided in the Custodial Agreement):

                  (A) for Loans other than Loans described in clause (B) below, at least one original of each Loan (or, if the Loan and promissory note are contained in separate documents, an original of the promissory note); PROVIDED, HOWEVER, that the original Loan may have been removed from the Loan File in accordance with the Custodial Agreement for the performance of collection services and other routine servicing requirements; and

                  (B) for Loans relating to Timeshare Properties located in Resorts in North Carolina or South Carolina with respect to which two originals of such Loans have been executed, each original Loan is in the Loan File, and each contains the following legend (whether by stamp or otherwise) on its face:

                  "THIS COPY IS ONE OF TWO ORIGINALS, AND WAS EXECUTED SOLELY FOR RECORDATION. TO THE EXTENT THAT POSSESSION OF THIS CONTRACT IS REQUIRED TO TRANSFER OR PERFECT A TRANSFER OF ANY INTEREST IN OR TO THIS CONTRACT, POSSESSION OF THE OTHER ORIGINAL HEREOF IS REQUIRED";

           and

                  (C) for Loans with respect to which the related Timeshare Property has been deeded out to the related Obligor:

                  (1)   a copy of the deed for such Timeshare Property; and

                  (2) the original recorded Mortgage (or a copy thereof, if applicable, for Mortgages that have been submitted for recording as set forth herein) and Assignments of Mortgages in favor of the Collateral Agent (or a copy of such recorded Mortgage or Assignment of Mortgage, as the case may be, certified to be a true and complete copy thereof, if the original of the recorded Mortgage or Assignment of Mortgage is lost or destroyed), PROVIDED that in the case of any Loan with respect to which the related Mortgage and/or deed has been removed from the Loan File for recording in the local real property recording office: (x) the original Mortgage shall not have been at such real property recording office more than (1) 180 days from the related loan closing date (in the case of Loans (other than Green Loans) relating to Timeshare Properties located in the State of Florida) or (2) 180 days from the date on which the related Timeshare Property is required to be deeded to an Obligor (in the case of Green Loans or Loans relating to Timeshare Properties located in any other State) and (y) in the case of any Loan (other than a Green Loan) relating to a Timeshare Property located in the State of Florida, the Loan File shall contain one or more certificates from FRI's applicable title agents in Florida to the effect that the related Mortgage has been delivered for purposes of recordation to the appropriate local real property recording office.

           (xv) LOCKBOX ACCOUNTS. As of the applicable Cut-Off Date, the Obligor of such Loan either:

                  (A) shall have been instructed to remit Payments thereunder to a Post Office Box for credit to a Lockbox Account or directly to a Lockbox Account, in each case maintained at a Lockbox Bank pursuant to the terms of a Lockbox Agreement; or

                  (B) has entered into a PAC or Credit Card Account pursuant to which a deposit account of such Obligor is made subject to a pre-authorized debit in respect of Payments as they become due and payable, and the Seller has caused a Lockbox Bank to take all necessary and appropriate action to ensure that each such pre-authorized debit is credited directly to a Lockbox Account.

           (xvi) OWNERSHIP INTEREST. As of the Closing Date or related Addition Date, as applicable, the Seller has good and marketable title to the Loan, free and clear of all Liens (other than Permitted Encumbrances).

           (xvii) INTEREST IN LOAN. Such Loan constitutes either a "general intangible," an "instrument," "chattel paper" or an "account" under the Uniform Commercial Code of the States of Delaware, Florida and New York.

           (xviii) RECORDATION OF ASSIGNMENTS. The collateral Assignment of Mortgage to the Collateral Agent relating to the Mortgage with respect to each Loan has been recorded or delivered for recordation simultaneously with the related Mortgage to the proper office in the jurisdiction in which the related Timeshare Property is located, except to the extent the related Timeshare Property is located in the State of Florida and the Seller shall have delivered an Opinion of Counsel to the effect that recordation of the Assignment of Mortgage is not necessary to perfect a security interest therein in favor of the Collateral Agent.

           (xix) MATERIAL DISPUTES. To the actual knowledge of the Seller, the Loan is not subject to any material dispute.

           (xx) GOOD TITLE; NO LIENS. Upon the Purchase hereunder occurring on such Closing Date or Addition Date, as applicable, the Company will be the lawful owner of, and have good title to, each Loan and all of the other related Transferred Assets that are the subject of such Purchase, free and clear of any Liens (other than any Permitted Encumbrances on the related Timeshare Properties). All Loans and related Transferred Assets are purchased without recourse to any of the Seller, FRI, FMB or the VB Subsidiaries except as described in this Agreement and any PA Supplement. Such Purchase by the Company under this Agreement and under any PA Supplement constitutes a valid and true sale and transfer for consideration (and not merely the grant of a security interest to secure a loan), enforceable against creditors of each of the Seller, FRI, FMB and the VB Subsidiaries, and no Loan or other related Transferred Assets that are the subject of such Purchase will constitute property of the Seller after such Purchase.

           (xxi) SOLVENCY. Each of the Seller, FRI, FMB and the VB Subsidiaries, both prior to and immediately after giving effect to the Purchase of Loans hereunder and under any PA Supplement occurring on such Closing Date or Addition Date, as applicable, (A) is not insolvent (as such term is defined in Section 101(32)(A) of the Bankruptcy Code), (B) is able to pay its debts as they become due and (C) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

           (xxii) POA RESERVES. The capital reserves and maintenance fee levels of the POAs related to each Timeshare Property Regime underlying the Loans Purchased on such Closing Date or Addition Date, as applicable, are adequate in light of the operating requirements of such POAs.

     (c)   REPRESENTATIONS AND WARRANTIES REGARDING THE LOAN FILES. The
Seller and FRI jointly and severally represent and warrant to the Company as of each Closing Date and related Addition Date as to each Loan and the related Loan File conveyed by it hereunder on and as of such Closing Date or related Addition Date, as applicable (except as otherwise expressly stated) as follows:

           (i) POSSESSION. On or immediately prior to each Closing Date or related Addition Date, as applicable, the Custodian will have possession of each original Loan and the related Loan File, and will have acknowledged such receipt and its undertaking to hold such original Loan and the related Loan File for purposes of perfection of the Collateral Agent's interest in such original Loan and the related Loan File; PROVIDED, HOWEVER, that the fact that any document not required to be in its respective Loan File pursuant to Section 6(b)(xiv) of this Agreement is not in the possession of the Custodian in its respective Loan File does not constitute a breach of this representation.

           (ii) MARKING RECORDS. On or before each Closing Date or Addition Date, as applicable, the Seller shall have caused the portions of its computer files relating to the Loans sold on such date to the Company to be clearly and unambiguously marked to indicate that each such Loan has been conveyed on such date to the Company.

     (d) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. It is understood and agreed that the representations and warranties contained in this Section 6 shall remain operative and in full force and effect, shall survive the transfer and conveyance of the Loans with respect to any Series by the Seller to the Company under this Agreement and any PA Supplement, the conveyance of the Loans by the Company to the Issuer pursuant to the Pool Purchase Agreement and any PPA Supplement and the Grant of the Collateral by the Issuer to the Collateral Agent and shall inure to the benefit of the Company, the Issuer, the Trustee, the Collateral Agent and the Noteholders and their respective designees, successors and assigns.

     (e) INDEMNIFICATION OF THE COMPANY. FMB, each VB Subsidiary and FRI shall jointly and severally indemnify, defend and hold harmless the Company against any and all claims, losses and liabilities, including reasonable attorneys' fees (the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") that may at any time be imposed on, incurred by or asserted against the Company as a result of a breach by any of FMB, any VB Subsidiary or FRI of any of its respective representations, warranties or covenants hereunder. Except as otherwise provided in Section 11(i), FRI shall pay to the Company, on demand, any and all amounts necessary to indemnify the Company for (i) any and all recording and filing fees in connection with the transfer of the Loans from the Seller to the Company, and any and all liabilities with respect to, or resulting from any delay in paying when due, any taxes (including sales, excise or property taxes) payable in connection with the transfer of the Loans from the Seller to the Company and (ii) costs, expenses and reasonable counsel fees in defending against the same. The agreements in this Section 6(e) shall survive the termination of this Agreement or any PA Supplement and the payment of all amounts payable hereunder, under any PA Supplement and under the Loans. For purposes of this Section 6(e), any reference to the Company shall include any officer, director, employee or agent thereof, or any successor or assignee thereof or of the Company.

SECTION 7. REPURCHASES OR SUBSTITUTION OF LOANS FOR BREACH OF REPRESENTATIONS AND WARRANTIES.

     Provisions with respect to the repurchase or substitution of Loans of any Series for breach of representations and warranties under this Agreement and any PA Supplement shall be set forth in the related PA Supplement.

SECTION 8.   COVENANTS OF THE SELLER AND FRI.

           (a) AFFIRMATIVE COVENANTS OF THE SELLER AND FRI. Each of the Seller and FRI covenants and agrees that it will, at any time prior to the Termination Date:

             (i) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, provisions of ERISA, the Internal Revenue Code and all applicable regulations and interpretations thereunder, and all Loans and Facility Documents to which it is a party.

             (ii) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation, and maintain all necessary licenses and approvals in each jurisdiction in which it does business, except where the failure to preserve and maintain such existence, rights, franchises, privileges, qualifications, licenses and approvals would not have a Material Adverse Effect with respect to it.

             (iii) AUDITS. Upon at least two Business Days notice during regular business hours, permit the Company and/or its agents, representatives or assigns access:

                      (A) to the offices and properties of the Seller or FRI in order to examine and make copies of and abstracts from all books, correspondence and Records of the Seller or FRI as appropriate to verify the Seller's or FRI's compliance with this Agreement, any PA Supplement or any other Facility Documents to which the Seller or FRI is a party and any other agreement contemplated hereby or thereby, and the Company and/or its agents, representatives and assigns may examine and audit the same and make photocopies, computer tapes or other computer replicas thereof, as appropriate, and each of the Seller and FRI will provide to the Company and/or its agents, representatives and assigns, at the expense of the Seller and FRI, such clerical and other assistance as may be reasonably requested in connection therewith; and

                      (B) to the officers or employees of the Seller or FRI designated by the Seller or FRI, as applicable, in order to discuss matters relating to the Loans and the performance of the Seller or FRI hereunder, under any PA Supplement or any other Facility Documents to which the Seller or FRI is a party and any other agreement contemplated hereby or thereby, and under the other Facility Documents to which it is a party with the officers or employees of the Seller and FRI having knowledge of such matters.

             Each such audit shall be at the sole expense of the Seller and FRI. The Company shall be entitled to conduct such audits as frequently as it deems reasonable in the exercise of the Company's reasonable commercial judgment; PROVIDED, HOWEVER, that such audits shall not be conducted more frequently than annually unless an Event of Default or an Amortization Event shall have occurred. The Company and its agents, representatives and assigns also shall have the right to discuss the Seller's and FRI's affairs with the officers, employees and independent accountants of the Seller and FRI and to verify under appropriate procedures the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Loans and other related Transferred Assets.

             (iv)     [Reserved].

             (v) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND LOANS. At its expense, timely and fully perform and comply in all material respects with the Credit Standards and Collection Policies and Customary Practices with respect to the Loans and with all provisions, covenants and other promises required to be observed by the Seller or FRI under the Loans.

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

             (vi)     [Reserved].

             (vii) OWNERSHIP INTEREST. Take such action with respect to each Loan as is necessary to ensure that the Company maintains a first priority ownership interest in such Loan and the other related Transferred Assets, in each case free and clear of any Liens arising through or under the Seller or FRI and, in the case of any Timeshare Properties, other than any Permitted Encumbrance thereon, and respond to any inquiries with respect to ownership of a Loan sold by it hereunder by stating that, from and after the Initial Closing Date or related Addition Date, as applicable, it is no longer the owner of such Loan and that ownership of such Loan has been transferred to the Company.

             (viii) INSTRUMENTS. Not remove any portion of the Loans or related Transferred Assets with respect to any Series that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held under the related Custodial Agreement unless the Company shall have first received an Opinion of Counsel to the effect that the Company shall continue to have a first-priority perfected ownership or security interest with respect to such property after giving effect to such action or actions.

             (ix) NO RELEASE. Not take any action, and use its best efforts not to permit any action to be taken by others, that would release any Person from such Person's covenants or obligations under any document, instrument or agreement relating to the Loans or the other Transferred Assets, or result in the hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such document, instrument or agreement, except as expressly provided in this Agreement or any PA Supplement or such other instrument or document.

             (x)      INSURANCE AND CONDEMNATION.

                      (A) FRI (1) shall with respect to each Resort which it develops or which is developed by its subsidiaries (other than the Purchaser or the Issuer), cause the governing document of each such POA at the time of creation to contain covenants requiring insurance as described in this paragraph and (2) so long as FRI or an Affiliate (other than the Purchaser or the Issuer) maintains primary or substantial responsibility for the management, administration or other services of a similar nature with respect to such Resort, FRI shall do or cause to be done all things which it may accomplish with a reasonable amount of cost or effort to cause each POA to maintain the insurance described in this paragraph. The insurance referred to clauses in (1) and (2) above is "all-risk" property and general liability insurance with financially sound and reputable insurers providing coverage in scope and amount that (x) satisfy the requirements of the declarations (or any similar charter document) governing the POA for the maintenance of such insurance policies and (y) are at least consistent with the scope and amount of such insurance coverage obtained by prudent POAs and/or management of other similar developments in the same jurisdiction. So long as FRI or an Affiliate other than the Purchaser or the Issuer maintains primary or substantial responsibility for the management, administration or other services of a similar nature with respect to such Resort and possesses the right to direct the application of insurance proceeds, FRI shall use its best efforts to apply the proceeds of any such insurance policies in the manner specified in the related declarations (or any similar charter document) governing the POA and/or any similar charter documents of such POA (which exercise of best efforts shall include voting as a member of the POA or as a proxy or attorney-in-fact for a member). For the avoidance of doubt, the parties acknowledge that the ultimate discretion and control relating to the maintenance of any such insurance policies is vested in the POA in accordance with the respective declaration (or any similar charter document) relating to each Timeshare Property Regime.

                      (B) Each of FAC and FRI shall remit to the Collection Account the portion of any proceeds received pursuant to a condemnation of property in any Resort relating to any Timeshare Property to the extent the Obligors are required to make such remittance under the terms of one or more Loans that have been sold to the Company hereunder and under the related PA Supplement.

             (xi) SEPARATE IDENTITY. Take such action (and cause FMB and the VB Subsidiaries to take such action) as is necessary to ensure compliance with Section 6(a)(xvii), including taking all actions necessary on its part to be taken in order to ensure that the facts and assumptions relating to the Company set forth in the opinion of Orrick, Herrington & Sutcliffe LLP of even date herewith relating to substantive consolidation matters with respect to the Seller and the Company are true and correct.

             (xii) COMPUTER FILES. Mark or cause to be marked each Loan in its computer files as described in Section 6(c)(ii) and deliver to the Company, the Issuer, the Trustee and the Collateral Agent a copy of the Loan Schedule for each Series as amended from time to time.

             (xiii) TAXES. File or cause to be filed, and cause each of its Affiliates with whom it shares consolidated tax liability to file, all federal, state and local tax returns that are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a Material Adverse Effect with respect to the Purchaser, the Seller or FRI, or otherwise be reasonably expected to expose the Purchaser, the Seller or FRI to material liability. Each of the Seller and FRI will pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller, FRI or the applicable Affiliate has set aside adequate reserves on its books in accordance with GAAP, and which proceedings could not reasonably be expected to have a Material Adverse Effect with respect to the Purchaser, the Seller or FRI, or otherwise be reasonably expected to expose the Purchaser, the Seller or FRI to material liability.

             (xiv) FACILITY DOCUMENTS. Comply in all material respects with the terms of, and employ the procedures outlined under, this Agreement, any PA Supplement and all other Facility Documents to which it is a party, and take all such action as may be from time to time reasonably requested by the Company to maintain this Agreement, any PA Supplement and all such other Facility Documents in full force and effect.

             (xv) LOAN SCHEDULE. With respect to any Series, promptly amend the applicable Loan Schedule to reflect terms or discrepancies that become known after each Closing Date or any Addition Date, and promptly notify the Company, the Issuer, the Trustee and the Collateral Agent of any such amendments.

             (xvi) SEGREGATION OF COLLECTIONS. Prevent, to the extent within its control, the deposit into the Collection Account or any Reserve Account of any funds other than Collections in respect of the Loans with respect to any Series, and to the extent that, to its knowledge, any such funds are nevertheless deposited into the Collection Account or any Reserve Account, promptly identify any such funds to the Master Servicer for segregation and remittance to the owner thereof.

             (xvii) MANAGEMENT OF RESORTS. The Seller hereby covenants and agrees that it will cause the Originator with respect to each Resort (to the extent that such Originator is responsible for maintaining or managing such Resort) to do or cause to be done all things that it may accomplish with a reasonable amount of cost or effort in order to maintain such Resort (including without limitation all grounds, waters and improvements thereon and all other facilities related thereto) in at least as good condition, repair and working order as would be customary for prudent managers of similar timeshare properties.

     (b) NEGATIVE COVENANTS OF THE SELLER AND FRI. Each of the Seller and FRI covenants and agrees that it will not, at any time prior to the final Series Termination Date without the prior written consent of the Company:

             (i) SALES, LIENS, ETC. AGAINST LOANS AND TRANSFERRED ASSETS. Except for the transfers hereunder, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Lien arising through or under it (other than, in the case of any Timeshare Properties, any Permitted Encumbrances thereon) upon or with respect to any Loan or other Transferred Asset or any interest therein. Each of FRI and the Seller shall immediately notify the Company of the existence of any Lien arising through or under it on any Loan or other Transferred Asset.

             (ii) EXTENSION OR AMENDMENT OF LOAN TERMS. Extend, amend, waive or otherwise modify the terms of any Loan (other than as a result of a Timeshare Upgrade or in accordance with Customary Practices) or permit the rescission or cancellation of any Loan, whether for any reason relating to a negative change in the related Obligor's creditworthiness or inability to make any payment under the Loan or otherwise.

             (iii) CHANGE IN BUSINESS OR CREDIT STANDARDS OR COLLECTION POLICIES. (A) Make any change in the character of its business or (B) make any change in the Credit Standards and Collection Policies or (C) deviate from the exercise of Customary Practices, which change or deviation would, in any such case, materially impair the value or collectibility of any Loan.

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

             (iv) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Add or terminate any bank as a bank holding any account for the collection of payments in respect of the Loans from those listed in Exhibit E or make any change in its instructions to Obligors regarding payments to be made to any Lockbox Account at a Lockbox Bank, unless the Company and the Trustee shall have received (A) 30 days' prior written notice of such addition, termination or change, (B) written confirmation from the Seller or FRI that, after the effectiveness of any such termination, there will be at least one Lockbox in existence and (C) prior to the date of such addition, termination or change, (1) executed copies of Lockbox Agreements executed by each new Lockbox Bank, the Seller, the Company, the Master Servicer and the Trustee and (2) copies of all agreements and documents signed by either the Company or the respective Lockbox Bank with respect to any new Lockbox Account.

             (v) CHANGE IN CORPORATE NAME, ETC. Make any change to its name or its type or jurisdiction of organization (or, in the case of the VB Partnerships, change the location of its chief executive office) that existed on the Initial Closing Date without providing at least 30 days' prior written notice to the Company and the Trustee and taking all action necessary or reasonably requested by the Trustee to amend its existing financing statements and file additional financing statements in all applicable jurisdictions as are necessary to maintain the perfection of the security interest of the Company.

             (vi) ERISA MATTERS. (A) Engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (B) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Internal Revenue Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (C) fail to make any payments to any Multiemployer Plan that the Seller, FRI or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (D) terminate any Benefit Plan so as to result in any liability;
     (E) permit to exist any occurrence of any Reportable Event that represents a material risk of a liability of the Seller, FRI or any ERISA Affiliate under ERISA or the Internal Revenue Code; PROVIDED, HOWEVER, that the ERISA Affiliates of the Seller and FRI may take or allow such prohibited transactions, accumulated funding deficiencies, payments, terminations and Reportable Events described in clauses (A) through (E) above so long as such events occurring within any fiscal year of the Seller or FRI, in the aggregate, involve a payment of money by or an incurrence of liability of any such ERISA Affiliate (collectively, "ERISA LIABILITIES") in an amount that does not exceed $2,000,000 or otherwise result in liability that would result in imposition of a lien.

             (vii) TERMINATE OR REJECT LOANS. Without limiting the requirements of Section 8(b)(ii), terminate or reject any Loan prior to the end of the term of such Loan, whether such rejection or early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law unless, prior to such termination or rejection, such Loan and any related Transferred Assets have been repurchased by the Seller pursuant to Section 7 of the related PA Supplement.

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

             (viii)   FACILITY DOCUMENTS. Except as otherwise permitted under
     Section 8(b)(ii), (A) terminate, amend or otherwise modify any Facility Document to which it is a party or grant any waiver or consent thereunder or (B) terminate, amend or otherwise modify the FairShare Plus Agreement; PROVIDED, HOWEVER, that (1) the Title Clearing Agreements may be amended for the purposes of (x) making additional properties subject thereto, (y) making an Affiliate of FRI a party thereto having the same rights and obligations thereunder as FRI or (z) identifying a separate pool of loans (which shall not include Loans sold to the Company hereunder) to be sold or pledged to secure debt under a pooling or financing arrangement similar to that evidenced by the Indenture and Servicing Agreement, and (2) the FairShare Plus Agreement may be amended from time to time (x) to substitute or add additional parties thereto, (y) to comply with state and federal laws or regulations or (z) for any other purpose, PROVIDED that with respect to this Section 8(b)(viii), FRI or the Seller furnishes to the Company, the Issuer and the Trustee an Opinion of Counsel to the effect that such amendment or modification will not adversely affect in any material respect the respective interests of the Company, the Issuer, the Trustee or the Collateral Agent (if applicable) in the Loans and other Transferred Assets.

             (ix) INSOLVENCY PROCEEDINGS. Institute Insolvency Proceedings with respect to the Company or the Issuer or consent to the institution of Insolvency Proceedings against the Company or the Issuer, or take any corporate action in furtherance of any such action.

SECTION 9.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants as of each Closing Date and Addition Date, or as of such other date specified in such representation and warranty, that:

           (a) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power, authority, and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and any PA Supplement. The Company is duly qualified to do business and is in good standing as a foreign entity, and has obtained all necessary licenses and approvals in each jurisdiction necessary to carry on its business as presently conducted and to perform its obligations under this Agreement and any PA Supplement. One hundred percent (100%) of the outstanding membership interests of the Company is directly owned (both beneficially and of record) by FAC. Such membership interests are validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire membership interests from the Company.

           (b) The execution, delivery and performance of this Agreement and any PA Supplement by the Company and the consummation by the Company of the transactions provided for in this Agreement and any PA Supplement have been duly approved by all necessary limited liability company action on the part of the Company.

           (c) This Agreement and any PA Supplement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be subject to or limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity.

           (d) The execution and delivery by the Company of this Agreement and any PA Supplement, the performance by the Company of the transactions contemplated hereby and the fulfillment by the Company of the terms hereof applicable to the Company will not conflict with, violate, result in any breach of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under any provision of any existing law or regulation or any order or decree of any court applicable to the Company or its certificate of formation or limited liability company agreement or any material indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which the Company is a party or by which it or its properties is bound.

           (e) There are no proceedings or investigations pending, or to the knowledge of the Company threatened, against the Company before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or any PA Supplement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any PA Supplement, (C) seeking any determination or ruling that, in the reasonable judgment of the Company, would adversely affect the performance by the Company of its obligations under this Agreement or any PA Supplement or (D) seeking any determination or ruling that would adversely affect the validity or enforceability of this Agreement or any PA Supplement.

           (f) All approvals, authorizations, consents, orders or other actions of any person or entity or any governmental body or official required in connection with the execution and delivery of this Agreement and any PA Supplement by the Company, the performance by it of the transactions contemplated hereby and the fulfillment by it of the terms hereof, have been obtained and are in full force and effect.

           (g) The Company is solvent and will not become insolvent immediately after giving effect to the transactions contemplated by this Agreement and any PA Supplement, the Company has not incurred debts beyond its ability to pay and, immediately after giving effect to the transactions contemplated by this Agreement and any PA Supplement, the Company shall have an adequate amount of capital to conduct its business in the foreseeable future.

SECTION 10.  COVENANTS OF THE COMPANY.

             The Company hereby acknowledges that the parties to the Facility Documents are entering into the transactions contemplated by the Facility Documents in reliance upon the Company's identity as a legal entity separate from the Seller, FRI, the VB Subsidiaries and their respective Affiliates. From and after the date hereof until the final Series Termination Date under any Indenture Supplement, the Company will take such actions as shall be required in order that:

             (a) The Company will conduct its business in office space allocated to it and for which it pays an appropriate rent and overhead allocation;

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

             (b) The Company will maintain corporate records and books of account separate from those of the Seller, FRI, the VB Subsidiaries and their respective Affiliates and telephone numbers and stationery that are separate and distinct from those of the Seller, FRI, the VB Subsidiaries and their respective Affiliates;

             (c) The Company's assets will be maintained in a manner that facilitates their identification and segregation from those of any of the Seller, FRI, the VB Subsidiaries and their respective Affiliates;

             (d) The Company will observe corporate formalities in its dealings with the public and with the Seller, FRI, the VB Subsidiaries and their respective Affiliates and, except as contemplated by the Facility Documents, funds or other assets of the Company will not be commingled with those of any of the Seller, FRI, the VB Subsidiaries and their respective Affiliates. The Company will at all times, in its dealings with the public and with the Seller, FRI, the VB Subsidiaries and their respective Affiliates, hold itself out and conduct itself as a legal entity separate and distinct from the Seller, FRI, the VB Subsidiaries and their respective Affiliates. The Company will not maintain joint bank accounts or other depository accounts to which any of the Seller, FRI, the VB Subsidiaries and their respective Affiliates (other than the Master Servicer) has independent access;

             (e) The duly elected board of directors of the Company and duly appointed officers of the Company will at all times have sole authority to control decisions and actions with respect to the daily business affairs of the Company;

             (f) Not less than one member of the Company's board of directors will be an Independent Director. The Company will observe those provisions in its limited liability company agreement that provide that the Company's board of directors will not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Company unless the Independent Director and all other members of the Company's board of directors unanimously approve the taking of such action in writing prior to the taking of such action;

             (g) The Company will compensate each of its employees, consultants and agents from the Company's own funds for services provided to the Company; and

             (h) Except as contemplated by the Facility Documents, the Company will not hold itself out to be responsible for the debts of any of the Seller, FRI, the VB Subsidiaries and their respective Affiliates.

SECTION 11.  MISCELLANEOUS.

         (a) AMENDMENT. This Agreement may be amended from time to time or the provisions hereof may be waived or otherwise modified by the parties hereto by written agreement signed by the parties hereto; PROVIDED, HOWEVER, that no such amendment, waiver or modification shall be effective without the prior written consent of the Trustee.

         (b) ASSIGNMENT. The Company has the right to assign its interest under this Agreement and any PA Supplement as may be required to effect the purposes of the Pool

Purchase Agreement without the consent of the Seller or FRI, and the assignee shall succeed to the rights hereunder of the Company. The Seller agrees to perform its obligations hereunder for the benefit of the Issuer, the Trustee, the Collateral Agent and the Noteholders, agrees that such parties are intended third party beneficiaries of this Agreement and agrees that the Trustee (or the Collateral Agent) and (subject to the terms and conditions of the Indenture and Servicing Agreement and any applicable Indenture Supplement) the Noteholders may enforce the provisions of this Agreement and any PA Supplement, exercise the rights of the Company and enforce the obligations of the Seller hereunder without the consent of the Company.

         (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         (d) TERMINATION. The obligations of each of the Seller and FRI under this Agreement and any PA Supplement shall survive the sale of the Loans to the Company and the Company's transfer of the Loans and other related Transferred Assets to the Issuer.

         (e) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PRINCIPLES.

         (f) NOTICES. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, postage prepaid and return receipt requested, or by express delivery service, to (i) in the case of the Seller, Fairfield Acceptance Corporation-Nevada, 10750 West Charleston Blvd., Suite 130, Las Vegas, Nevada 89135, Attention: President, or such other address as may hereafter be furnished to the Company and FRI in writing by the Seller, (ii) in the case of FRI, FMB and the VB Subsidiaries, c/o Fairfield Resorts, Inc., 8427 South Park Circle, Orlando, Florida 32819, Attention: President, or such other address as may hereafter be furnished to the Seller or the Company in writing by FRI, and (c) in the case of the Company, Sierra Deposit Company, LLC, 10750 West Charleston Blvd., Suite 130, Mailstop 2067, Las Vegas, Nevada 89135, Attention: President, or such other address as may hereafter be furnished to the Seller or FRI in writing by the Company.

         (g) SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         (h) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the Seller, FRI, the VB Subsidiaries, the VB Partnerships and the Company and their respective permitted successors and assigns, and shall inure to the benefit of each of the Seller, FRI, the VB Subsidiaries, the VB Partnerships and the Company and each of the Issuer, the Trustee and the Collateral Agent to the extent explicitly contemplated hereby.

         (i)   COSTS, EXPENSES AND TAXES.

             (i) Each of the Seller and FRI jointly and severally agrees to pay on demand to the Company all reasonable costs and expenses, if any, incurred or reimbursed (or to be reimbursed) by the Company (including reasonable counsel fees and expenses) in connection with the enforcement or preservation of the rights and remedies under this Agreement and any PA Supplement.

             (ii) Each of the Seller and FRI jointly and severally agrees to pay, indemnify and hold the Company harmless from and against any and all stamp, sales, excise and other taxes and fees payable or determined to be payable by or reimbursed (or to be reimbursed) by the Company in connection with the execution, delivery, filing and recording of this Agreement or any PA Supplement, and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         (j) NO BANKRUPTCY PETITION. Each of the Seller, each VB Subsidiary, each VB Partnership and FRI covenants and agrees not to institute against the Company or the Issuer, or join any other person in instituting against the Company or the Issuer, any proceeding under any Debtor Relief Law.

         (k) TREATMENT OF TIMESHARE UPGRADES. Notwithstanding anything in this Agreement to the contrary (but subject to the other provisions of this paragraph), the Seller (or the Master Servicer on the Seller's behalf) may upgrade any Timeshare Property by entering into a new Loan with the related Obligor, but only if the proceeds of such new Loan are used to prepay all obligations in full of such Obligor under the existing Loan (the proceeds of which shall be the property of the Company). Upon its creation, the new Loan created by such Timeshare Upgrade shall not be property of the Company, but may be sold by the Seller to the Company as an Additional Loan pursuant to the terms and conditions of this Agreement and any PA Supplement. The parties hereto intend that the Seller (or the Master Servicer on the Seller's behalf) will not upgrade a Timeshare Property pursuant to this Section 11(k) in order to provide direct or indirect assurance to the Seller, the Trustee or any Noteholder against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, the Obligor on, or the uncollectibility of, any Loan.

         (l) ADDITION OF KONA HAWAIIAN VACATION OWNERSHIP, LLC. Notwithstanding anything to the contrary in this Agreement, the parties hereto may amend this Agreement in writing without the consent of the Trustee to add Kona Hawaiian Vacation Ownership, LLC ("KONA") as an originator of Loans hereunder and under any PA Supplement and the other Facility Documents; PROVIDED, that under any such amendment, Kona shall agree to representations, warranties and covenants substantially similar to the representations, warranties and covenants agreed to by FMB hereunder (with such variations as may be necessary or appropriate given Kona's form and jurisdiction of organization, the terms of the programs governing its related Timeshare Properties, or the location of its related Resorts); and PROVIDED, FURTHER, that each of the conditions precedent to the sale of Loans described in Section 5 hereof, and to the sale of Additional Loans described in Section 2(d) of each PA Supplement existing on the date of such amendment and each of the conditions precedent to closing described in clauses (d), (e), (f), (g), (h) (with respect to the "true sale" opinion only) and (k) (with respect to any applicable jurisdiction) of
Section 3.3 of the Note Purchase Agreement, dated as of August 29, 2002, among the Issuer, the Purchaser, as depositor, FAC, as master servicer, Cendant Corporation, as performance guarantor, Fleet Securities, Inc, as deal agent, and each of the conduits, alternate investors and class agents named therein, shall have been satisfied with respect to Kona prior to the effectiveness of any such amendment.

     IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          FAIRFIELD ACCEPTANCE CORPORATION -
                                          NEVADA


                                          By:      /s/ Ralph E. Turner
                                             -----------------------------------
                                             Name: Ralph E. Turner
                                             Title: President and Treasurer

                                          FAIRFIELD RESORTS, INC.


                                          By:      /s/ Ralph E. Turner
                                             -----------------------------------
                                             Name: Ralph E. Turner
                                             Title: Senior Vice President and
                                                    Assistant Treasurer

                                          FAIRFIELD MYRTLE BEACH, INC.


                                          By:      /s/ Ralph E. Turner
                                             -----------------------------------
                                             Name: Ralph E. Turner
                                             Title: Senior Vice President and
                                                    Assistant Treasurer

                                          SEA GARDENS BEACH AND
                                          TENNIS RESORT, INC.


                                          By:      /s/ Ralph E. Turner
                                             -----------------------------------
                                             Name: Ralph E. Turner
                                             Title: Senior Vice President and
                                                    Assistant Treasurer

                          [Signature page for FAC MLPA]

                                          VACATION BREAK RESORTS, INC.


                                          By:      /s/ Ralph E. Turner
                                             -----------------------------------
                                             Name: Ralph E. Turner
                                             Title: Assistant Treasurer

                                          VACATION BREAK RESORTS AT
                                          STAR ISLAND, INC.


                                          By:      /s/ Ralph E. Turner
                                             -----------------------------------
                                             Name: Ralph E. Turner
                                             Title: Senior Vice President and
                                                    Assistant Treasurer

                                          PALM VACATION GROUP,
                                          by its General Partners:

                                          Vacation Break Resorts at Palm Aire,
                                          Inc.


                                          By:      /s/ Ralph E. Turner
                                             -----------------------------------
                                             Name: Ralph E. Turner
                                             Title: Senior Vice President and
                                                    Assistant Treasurer

                                          Palm Resort Group, Inc.


                                          By:      /s/ Ralph E. Turner
                                             -----------------------------------
                                             Name: Ralph E. Turner
                                             Title: Senior Vice President and
                                                    Assistant Treasurer

                          [Signature page for FAC MLPA]

                                          OCEAN RANCH VACATION GROUP,
                                          by its General Partners:

                                          Vacation Break at Ocean Ranch, Inc.


                                          By:      /s/ Ralph E. Turner
                                             -----------------------------------
                                             Name: Ralph E. Turner
                                             Title: Senior Vice President and
                                                    Assistant Treasurer

                                          Ocean Ranch Development, Inc.


                                          By:      /s/ Ralph E. Turner
                                             -----------------------------------
                                             Name: Ralph E. Turner
                                             Title: Senior Vice President and
                                                    Assistant Treasurer

                                          SIERRA DEPOSIT COMPANY, LLC


                                          By:      /s/ Ralph E. Turner
                                             -----------------------------------
                                             Name: Ralph E. Turner
                                             Title: President and Treasurer

                          [Signature page for FAC MLPA]